EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of this 12th day of January, 2007 (the "Effective Date"), is entered into by and between People's Liberation, Inc. ("Company"), and Daniel S. Guez ("Executive").

     WHEREAS, Company and Executive desire to enter into this Agreement to assure Company of the continuing and exclusive services of Executive and to set forth the rights and the duties of the parties hereto.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions contained herein, it is hereby agreed as follows:

     1.     Employment Period.  Subject to the provisions for earlier
            -----------------
termination hereinafter provided, Executive's employment hereunder shall be for a term (the "Employment Period") commencing on the Effective Date and ending on the third (3rd) anniversary of the Effective Date (the "Initial Termination Date"); provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Termination Date and on each subsequent anniversary of the initial Termination Date, unless either Executive or Company elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect.

     2.     Terms of Employment.
            -------------------

          (a)     Position and Duties.
                  -------------------

               (i) During the Employment Period, Executive shall serve as Chief Executive Officer and/or Creative Director of Company and shall perform such employment duties as are usual and customary for such positions and such other duties as the Board of Directors of Company (the "Board") shall from time to time reasonably assign to Executive. Executive shall report to the Board of Directors of Company and shall serve as Chairman of the Board. During the Employment Period, Executive shall perform his duties at the Company's offices in the Los Angeles metropolitan area.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote substantially all of his business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of Company. Notwithstanding the foregoing, during the Employment Period it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees consistent with Company's conflicts of interests policies and corporate governance guidelines in effect from time to time, (B) deliver lectures or fulfill speaking engagements or (C) manage his personal investments, so long as such activities do not interfere with the performance of Executive's responsibilities as an executive officer of Company. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date and fully disclosed to Company, the continued conduct of such activities subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance


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GUEZ EMPLOYMENT AGREEMENT


of Executive's responsibilities to Company; provided, however, that no such activity shall be permitted that violates any written conflict of interest agreement between the parties or prevents Executive from devoting substantially all of his business time to the fulfillment of his duties hereunder.

          (b)     Compensation.
                  ------------

               (i)     Base Salary.  During the Employment Period, Executive
                       -----------
shall receive a base salary comprised of Four Hundred Thousand Dollars ($400,000) per annum (the "Base Salary"). The Base Salary shall be paid at such intervals as Company pays executive salaries generally with the gross sales portion to be paid quarterly on the first payroll of each quarter. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase (but not decrease) in Company's sole discretion, as determined by Company's compensation committee or full Board; provided, however, that Executive shall be entitled to any annual cost-of-living increases in Base Salary that are granted to senior executives of Company generally. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. The term "Base Salary" as utilized in this Agreement shall refer to Base Salary as so adjusted.

               (ii)     Annual Bonus.  In addition to the Base Salary, Executive
                        ------------
shall be eligible to earn, for each fiscal year of Company ending during the Employment Period, an annual cash performance bonus (an "Annual Bonus") calculated in the manner set forth on Exhibit A attached hereto.

               (iii)     Incentive, Savings and Retirement Plans.  During the
                         ---------------------------------------
Employment Period, Executive shall be eligible to participate in all other incentive plans, policies and programs, and all savings and retirement plans, policies and programs, in each case that are applicable generally to senior executives of Company.

               (iv)     Welfare Benefit Plans.  During the Employment Period,
                        ---------------------
Executive and Executive's eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by Company for its senior executives. The Company shall pay one hundred percent (100%) of the premiums owed by Executive and his family for all applicable plans or programs.

               (v)     Expenses.  During the Employment Period, Executive shall
                       --------
be entitled to receive prompt reimbursement for all reasonable business expenses incurred by Executive in accordance with the policies, practices and procedures of Company provided to senior executives of Company. The Company shall maintain appropriate Directors' and Officers' liability insurance to indemnify Executive in conjunction with the performance of his duties.

               (vi)     Fringe Benefits.  During the Employment Period,
                        ---------------
Executive shall be entitled to such fringe benefits and perquisites as are provided by Company to its senior executives from time to time, in accordance with the policies, practices and procedures of Company. Executive shall enjoy first class travel in conjunction with all business matters.


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GUEZ EMPLOYMENT AGREEMENT


               (vii)     Vacation.  During the Employment Period, Executive
                         --------
shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of Company applicable to its senior executives.

               (viii)     Legal Fees.  Company shall pay fifty percent (50%) of
                          ----------
Executive's legal fees in conjunction with the drafting and negotiation of this Agreement.

               (ix)     Automobile.  Executive shall be entitled to an
                        ----------
automobile allowance of Two Thousand Three Hundred Dollars ($2,300) per month inclusive of insurance, gas and maintenance on Executive's vehicle.

          (c)     Additional Agreements.  As a condition to Company entering
                  ---------------------
into this Agreement, Executive shall concurrently herewith enter into a Confidentiality and Non-Disclosure Agreement with Company (the "Non-Disclosure Agreement"), a form of which is set forth as Exhibit C hereto.

     3.     Termination of Employment.
            -------------------------

          (a)     Death or Disability.  Executive's employment will terminate
                  -------------------
automatically upon Executive's death. Executive's employment may be terminated if Executive suffers a Disability. For purposes of this Agreement, "Disability" means Executive's inability by reason of physical or mental illness to fulfill his obligations hereunder for ninety (90) consecutive days or on a total of one hundred fifty (150) days in any twelve (12) month period which, in the reasonable opinion of an independent physician selected by Company or its insurers and reasonably acceptable to Executive or Executive's legal representative, renders Executive unable to perform the essential functions of his job, even after reasonable accommodations are made by Company. Company is not, however, required to make unreasonable accommodations for Executive or accommodations that would create an undue hardship on Company.

          (b)     Cause.  Company may terminate Executive's employment during
                  -----
the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean the occurrence of any one or more of the following events:

               (i) Executive's willful failure to perform or gross negligence in performing Executive's duties owed to Company, which is not cured within ten (10) days following written notice delivered to Executive by the Board, which notice specifies such failure or negligence;

               (ii) Executive's commission of an act of fraud or dishonesty in the performance of Executive's duties;

               (iii) Executive's conviction of, or entry by Executive of a guilty or no contest plea to, any (x) felony or (y) any misdemeanor involving moral turpitude;

               (iv) Any breach by Executive of Executive's fiduciary duty or duty of loyalty to Company; or


                                      - 3 -
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GUEZ EMPLOYMENT AGREEMENT


               (v) Executive's material breach of any of the provisions of this Agreement, which is not cured within ten (10) days following written notice thereof from Company.

     The termination of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity to be heard before the Board), finding that, in the good faith opinion of the Board, sufficient Cause exists to terminate Executive pursuant to this Section 3(b); provided, that if Executive is a member of the Board, Executive shall not participate in the deliberations regarding such resolution, vote on such resolution, nor shall Executive be counted in determining a majority of the Board.

          (c)     Good Reason.  Executive's employment may be terminated by
                  -----------
Executive for Good Reason or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one or more of the following events without Executive's prior written consent, unless Company fully cures the circumstances constituting Good Reason (provided such circumstances are capable of cure) prior to the Date of Termination (as defined below):

               (i) A material reduction in Executive's titles, duties, authority and responsibilities, or the assignment to Executive of any duties materially inconsistent with Executive's position, authority, duties or responsibilities without the written consent of Executive;

               (ii) Company's reduction of Executive's annual base salary or bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

               (iii) The relocation of Company's headquarters to a location more than thirty-five (35) miles from Company's current headquarters in Los Angeles, California; or

               (iv) Company's failure to cure a material breach of its obligations under the Agreement within fifteen (15) business days after written notice is delivered to the Board by Executive which specifically identifies the manner in which Executive believes that Company has breached its obligations under the Agreement.

          (d)     Notice of Termination.  Any termination by Company for Cause,
                  ---------------------
or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure


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GUEZ EMPLOYMENT AGREEMENT


by Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or Company, respectively, hereunder or preclude Executive or Company, respectively, from asserting such fact or circumstance in enforcing Executive's or Company's rights hereunder.

          (e)     Date of Termination.  "Date of Termination" means (i) if
                  -------------------
Executive's employment is terminated by Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (which date shall not be more than 30 days after the giving of such notice), as the case may be, (ii) if Executive's employment is terminated by Company other than for Cause or Disability, the Date of Termination shall be the date on which Company notifies Executive of such termination, unless otherwise agreed by Company and Executive, (iii) if Executive's employment is terminated by Executive without Good Reason, the Date of Termination shall be the thirtieth (30th) day after the date on which Executive notifies Company of such termination, unless otherwise agreed by Company and Executive, and (iv) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability of Executive, as the case may be.

     4.     Obligation of Company Upon Termination.
            --------------------------------------

          (a)     Without Cause or For Good Reason.  If, during the Employment
                  --------------------------------
Period, (x) Company shall terminate Executive's employment without Cause, (y) if the Executive shall terminate his employment for Good Reason, or (z) if (i) Company shall fail to extend the term of the Employment Period as provided in
Section 1; and (ii) at any time within six months following expiration of the Employment Period, Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason or without Good Reason:

               (i)     Executive shall be paid, two lump sum payments:

                    (1) Executive's earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus required to be paid to Executive pursuant to Section 2(b)(ii) above for any fiscal year of Company that ends on or before the Date of Termination to the extent not previously paid (the "Accrued Obligations"), and

                    (2) an amount (the "Severance Amount") equal to one and one-half (1.5) times the sum of (x) the Base Salary in effect on the Date of Termination plus (y) either (A) the average Annual Bonus received by Executive for the two complete fiscal years of Company immediately prior to the Termination Date (or if less than one year after the Effective Date, the Annual Bonus for the prior fiscal year), or (B) if the Date of Termination occurs before the end of the first fiscal year after the Effective Date, the amount of the Pro-Rated Annual Bonus (defined below in subsection(iii)) for such partial fiscal year;

               (ii) The Accrued Obligations shall be paid at the time they would otherwise have been paid had the Executive's employment continued and the Severance Amount shall be paid in twelve (12) equal monthly payments on the last day of the month commencing

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GUEZ EMPLOYMENT AGREEMENT


with the last day of the month in which Executive's employment terminates, subject to any delays in payment contemplated by Section 8(k) of this Agreement;

               (iii) At the time when the Annual Bonus would otherwise have been paid had the Executive's employment continued, for the fiscal year of Company in which the Date of Termination occurs, Executive shall be paid an Annual Bonus in an amount equal to the product of (x) the amount of the Annual Bonus to which Executive would have been entitled if Executive's employment had not been terminated, and (y) a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is the total number of days in such fiscal year (a "Pro-Rated Annual Bonus");

               (iv) For a period of eighteen (18) months following the Date of Termination, Company shall continue to provide Executive and Executive's eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Executive's employment had not been terminated (or at Company's election, pay the applicable COBRA premium for such coverage); provided, however, that if Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer's plans, Company's obligations under this Section shall terminate and any such coverage shall be reported by Executive to Company;

               (v) All outstanding stock options, restricted stock and other equity awards granted to Executive under any of Company's equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall accelerate and become fully vested on the Date of Termination; and

               (vi) To the extent not theretofore paid or provided, Company shall timely pay or provide to Executive any vested benefits and other amounts or benefits required to be paid or provided or which Executive is eligible to receive as of the Date of Termination under any plan, contract or agreement of Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits") to which Executive is a party. Notwithstanding the foregoing, it shall be a condition to Executive's right to receive the amounts provided for in Sections 4(a)(i)(2) and 4(a)(iii) and (iv) above that Executive execute, deliver to Company and not revoke a release of claims in substantially the form attached hereto as Exhibit B.

          (b)     For Cause or Without Good Reason.  Except as set forth in
                  --------------------------------
Paragraph 4(a), if Executive's employment shall be terminated or not extended by Company for Cause or by Executive without Good Reason during the Employment Period, Company shall have no further obligations to Executive under this Agreement except to pay to Executive the Accrued Obligations when due under California law and to provide the Other Benefits.

          (c)     Death or Disability.  If Executive's employment is terminated
                  -------------------
by reason of Executive's death or Disability during the Employment Period:

               (i) The Accrued Obligations shall be paid to Executive's estate or beneficiaries or to Executive, as applicable, in cash within thirty
(30) days of the Date of Termination;

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GUEZ EMPLOYMENT AGREEMENT


               (ii) A lump sum payment of one hundred percent (100%) of Executive's then current annual Base Salary, as in effect on the Date of Termination, shall be paid to Executive's estate or beneficiaries or to Executive, as applicable, in cash within thirty (30) days of the Date of Termination;

               (iii) The Pro-Rated Annual Bonus shall be paid to Executive's estate or beneficiaries or to Executive, as applicable, at the time when the Annual Bonus would other wise have been paid had the Executive's employment continued for the fiscal year of the Company in which the Date of Termination occurs;

               (iv) All outstanding stock options, restricted stock and other equity awards granted to Executive under any of Company's equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall accelerate and become fully vested on the Date of Termination and Executive, or his Estate, as applicable, shall be entitled to such stock once vested;

               (v) For a period of eighteen (18) months following the Date of Termination, Executive as applicable and Executive's eligible family members shall continue to be provided with group health insurance coverage at least equal to that which would have been provided to them if Executive's employment had not been terminated (or at Company's election, pay the applicable COBRA premium for such coverage); provided, however, that if Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer's plans, Company's obligations under this Section shall terminate, and any such coverage shall be reported by Executive to Company; and

               (vi) The Other Benefits shall be paid or provided to Executive's estate or beneficiaries or to Executive, as applicable, on a timely basis.

     5.     Full Settlement.  In no event shall Executive be obligated to seek
            ---------------
other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not Executive obtains other employment. If any party to this Agreement institutes any action or claim for relief against the other party, then the prevailing party shall be entitled to recover from the other party all costs and expenses incurred, including reasonable attorneys' fees and costs, in bringing or defending such action.

     6.     Certain Additional Payments by Company.  In the event that any
            --------------------------------------
payments under this Agreement or any other compensation, benefit or other amounts payable from the Company for the benefit of the Executive are subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (including any applicable interest and penalties, the "Excise Tax"), no such payment ("Parachute Payment") shall be reduced (except for required tax withholdings) and the Company shall pay to the Executive by the earlier of the date such Excise Tax is withheld from payments made to the Executive or the date such Excise Tax becomes due and payable by the Executive, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive (after deduction of any Excise Tax on the Parachute Payments, taxes based upon the Tax Rate (as defined below) upon the payment provided for by this Section 6 and Excise Tax upon the payment provided for by this Section
6),

GUEZ EMPLOYMENT AGREEMENT


shall be equal to the amount the Executive would have received if no Excise Tax had been imposed. A Tax counsel chosen by the Company's independent auditors, provided such person is reasonably acceptable to the Executive ("Tax Counsel"), shall determine in good faith whether any of the Parachute Payments are subject to the Excise Tax and the amount of any Excise Tax, and Tax Counsel shall promptly notify the Executive of its determination. The Company and the Executive shall file all tax returns and reports regarding such Parachute Payments in a manner consistent with the Company's reasonable good faith determination. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay taxes at the Tax Rate applicable at the time of the Gross-Up Payment. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time a Parachute Payment is made, the Executive shall repay to the Company promptly following the date that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (without interest). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time a Parachute Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall pay the Executive an additional amount with respect to the Gross-Up Payment in respect of such excess (plus any interest or penalties payable in respect of such excess) at the time that the amount of such excess is finally determined. The Company shall reimburse the Executive for all reasonable fees, expenses, and costs related to determining the reasonableness of any Company position in connection with this paragraph and preparation of any tax return or other filing that is affected by any matter addressed in this paragraph, and any audit, litigation or other proceeding that is affected by any matter addressed in this
Section 6 and an amount equal to the tax on such amounts at the Executive's Tax Rate. For the purposes of the foregoing, "Tax Rate" means the Executive's effective tax rate based upon the combined federal and state and local income, earnings, Medicare and any other tax rates applicable to the Executive, all at the highest marginal rate of taxation in the country and state of the Executive's residence on the date of determination, net of the reduction in federal income taxes which could be obtained by deduction of such state and local taxes.

     7.     Successors.  This Agreement is personal to Executive and without the
            ----------
prior written consent of Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns. The Company may only assign this Agreement with the written consent of Executive.

     8.     Miscellaneous.
            -------------

          (a)     Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b)     Arbitration.  To the fullest extent allowed by law, any
                  -----------
controversy, claim or dispute between Executive and Company (and/or any of its owners, directors, officers,

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GUEZ EMPLOYMENT AGREEMENT


employees, affiliates, or agents) relating to or arising out of Executive's employment or the cessation of that employment will be submitted to final and binding arbitration in the County of Los Angeles, State of California, for determination in accordance with the American Arbitration Association's ("AAA") National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery in accordance with the applicable rules of the arbitration forum, except that the arbitrator shall have the authority to order and permit discovery as the arbitrator may deem necessary and appropriate in accordance with applicable state or federal discovery statutes. The arbitrator shall issue a reasoned, written decision, and shall have full authority to award all remedies which would be available in court. The parties shall share the filing fees required for the arbitration, provided that Executive shall not be required to pay an amount in excess of the filing fees required by a federal or state court with jurisdiction. Company shall pay the arbitrator's fees and any AAA administrative expenses. The award of the arbitrator shall be final and binding upon the parties and may be entered as a judgment in any California court of competent jurisdiction and the parties hereby consent to the exclusive jurisdiction of the courts of California. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract, torts, violation of public policy, discrimination, harassment, or any other employment-related claims under laws including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code, and any other statutes or laws relating to an employee's relationship with his/her employer, regardless of whether such dispute is initiated by the employee or Company. Thus, this bilateral arbitration agreement applies to any and all claims that Company may have against an employee, including but not limited to, claims for misappropriation of Company property, disclosure of proprietary information or trade secrets, interference with contract, trade libel, gross negligence, or any other claim for alleged wrongful conduct or breach of the duty of loyalty by an employee. However, notwithstanding anything to the contrary contained herein, Company and Executive shall have their respective rights to seek and obtain injunctive relief with respect to any controversy, claim or dispute to the extent permitted by law. Claims for workers' compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by either Executive or Company to the appropriate court or government agency. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND COMPANY GIVE UP ALL RIGHTS TO TRIAL IN A COURT OF LAW.

          (c)     Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Executive:   at Executive's most recent address on the records of
                        Company

     If to Company:     People's Liberation, Inc.
                        150 West Jefferson Boulevard
                        Los Angeles, California 90007
                        Attn:  Board of Directors


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GUEZ EMPLOYMENT AGREEMENT


     with a copy to:    Stubbs Alderton & Markiles, LLP
                        15260 Ventura Boulevard, 20th Floor
                        Sherman Oaks, California 91403
                        Attn:  John J. McIlvery

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (d)     Sarbanes-Oxley Act of 2002.  Notwithstanding anything herein
                  --------------------------
to the contrary, if Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.

          (e)     Severability.  The invalidity or unenforceability of any
                  ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.

          (f)     Withholding.  Company may withhold from any amounts payable
                  -----------
under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, notwithstanding any other provision of this Agreement, Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of any Excise Tax Gross-Up Payment and Executive hereby consents to such withholding.

          (g)     No Waiver.  Executive's or Company's failure to insist upon
                  ---------
strict compliance with any provision of this Agreement or the failure to assert any right Executive or Company may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (h)     Entire Agreement.  As of the Effective Date, this Agreement,
                  ----------------
the Non-Disclosure Agreement, each of which is being entered into between the parties concurrently herewith, and any equity award agreements entered into between Company and Executive, constitute the final, complete and exclusive agreement between Executive and Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to Executive by Company or any representative thereof.

          (i)     Consultation With Counsel.  Executive acknowledges that
                  -------------------------
Executive has had a full and complete opportunity to consult with counsel and other advisors of Executive's

GUEZ EMPLOYMENT AGREEMENT


own choosing concerning the terms, enforceability and implications of this Agreement, and that Company has not made any representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.

          (j)     Counterparts.  This Agreement may be executed simultaneously
                  ------------
in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

          (k)     Section 409A.  All payments of "nonqualified deferred
                  ------------
compensation" (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended ("Code")) are intended to comply with the requirements of Code Section 409A, and shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate any such deferred payment, except in compliance with Code Section 409A, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Code Section 409A. In the event that the Executive is determined to be a "key employee" (as defined in Code Section 416(i) (without regard to paragraph (5) thereof)) of Company at a time when its stock is deemed to be publicly traded on an established securities market, payments determined to be "nonqualified deferred compensation" payable following termination of employment shall be made no earlier than the earlier of (i) the last day of the sixth (6th) complete calendar month following such termination of employment, or (ii) the Executive's death, consistent with the provisions of Code Section 409A. Unless otherwise expressly provided, any payment of compensation by Company to the Executive, whether pursuant to this Agreement or otherwise, shall be made within two and one-half months (2 months) after the end of the calendar year in which the Executive's right to such payment vests (i.e., is not subject to a substantial risk of forfeiture for purposes of Code Section 409A). Notwithstanding anything herein to the contrary, no amendment may be made to this Agreement if it would cause the Agreement or any payment hereunder not to be in compliance with Code
Section 409A.

GUEZ EMPLOYMENT AGREEMENT


IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and, pursuant to the authorization from the Board, Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                           "Executive"

Dated:  01/12/2007                         By: /s/ Daniel S. Guez
       -----------------------------          ----------------------------------
                                           Name:  Daniel S. Guez

                                           "Company"

                                           PEOPLE'S LIBERATION, INC.

Dated:  01/12/2007                             /s/ Ted Houston
       -----------------------------       -------------------------------------
                                           Name:  Ted Houston
                                           Title:  President

GUEZ EMPLOYMENT AGREEMENT


                                    EXHIBIT A

                                  ANNUAL BONUS
                                  ------------

     For each fiscal year during the Term, commencing with the fiscal year ending December 31, 2007, the Executive shall be entitled to receive an Annual Bonus in the amount equal to the sum of (i) ten percent (10%) of the first three million dollars ($3,000,000) of EBITDA for such fiscal year, and (ii) five percent (5%) of the amount of EBITDA, if any, in excess of three million dollars ($3,000,000) for such fiscal year.

     For purposes hereof, "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization, calculated based on the Company's audited consolidated financial statements for the applicable fiscal year prepared in accordance with generally accepted accounting principles in the United States (the "Audited Financials"). The Annual Bonus, if any, shall be payable in cash as soon as practicable following preparation of the Audited Financials for, but in no event later than April 15 of the year immediately following, the fiscal year for which such Annual Bonus is calculated.

     Example A:

     For example, if the Company realizes $2 million of EBITDA for a fiscal year, then the Company will pay the Executive an Annual Bonus of $200,000 - 10% of $2 million.

     Example B:

     For example, if the Company realizes $5 million of EBITDA for a fiscal year, then the Company will pay the Executive an Annual Bonus of $400,000 - 10% of the first $3 million plus 5% of the next $2 million.

     Example C:

     For example, if the Company realizes negative EBITDA for a fiscal year, then the Company shall have no obligation to pay the Executive an Annual Bonus.

GUEZ EMPLOYMENT AGREEMENT


                                    EXHIBIT B

                                     RELEASE
                                     -------

     For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the "Releasees" hereunder, consisting of People's Liberation, Inc. and each of its subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent to the extent permissible under applicable law (hereinafter called "Claims"), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee's right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

     THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

     THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

     The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

GUEZ EMPLOYMENT AGREEMENT


     The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys' fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

     The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ______________________, ______.

                                         "Executive"

                                         Name:
                                              ----------------------------------

GUEZ EMPLOYMENT AGREEMENT


                                    EXHIBIT C

                   CONFIDENTIALITY & NON-DISCLOSURE AGREEMENT
                   ------------------------------------------

     This Confidentiality and Non-Disclosure Agreement ("Agreement") is made as of this ____ of January, 2006 by and between People's Liberation, Inc. ("Company"), and Daniel S. Guez ("Executive").

     WHEREAS, concurrently with the execution of this Agreement, Company and Executive have entered into an Employment Agreement, pursuant to which Company has agreed to employ Executive, and Executive has agreed to be employed by Company, as its Chief Executive Officer and/or Creative Director (the "Employment Agreement");

     WHEREAS, Company and Executive agree that, in connection with the execution of the Employment Agreement and Executive's employment, Executive will not disclose Company proprietary information pursuant to the terms and conditions hereof;

     WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement.

     NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Proprietary Information.  Executive acknowledges that during the
            -----------------------
course of Executive's employment with Company, Executive has had and will necessarily have access to and make use of proprietary information and confidential records of Company. Executive covenants that Executive shall not, during the term of his employment with Company or at any time thereafter (irrespective of the circumstances under which Executive's employment with Company terminates), directly or indirectly, use for Executive's own purpose or for the benefit of any Person other than Company, nor otherwise disclose, any proprietary information of which Executive has knowledge to any Person, unless such disclosure has been authorized in writing by Company or such Affiliates or is otherwise required by law. Executive acknowledges and understands that the term "proprietary information" includes, but is not limited to, patents, copyrights and trade secrets such as: (a) designs, drawings, sketches, fabrics, accessories and ornaments utilized or incorporated in or proposed to be utilized or incorporated in any product of Company; (b) the software products, programs, applications and processes utilized by or on behalf of Company (other than off-the-shelf software programs); (c) the name and/or address of any customer or vendor of Company or any information concerning the transactions or relations of any customer or vendor of Company with Company or any of its stockholders, principals, directors, officers, employees or agents; (d) any information concerning any product, technology or procedure employed by or on behalf of Company but not generally known to its customers, vendors or competitors, or under development by or being tested by or on behalf of Company but not at the time offered generally to customers or vendors; (e) any proprietary information relating to Company's computer software, computer systems, pricing or marketing methods, sales margins, cost or source of raw materials, supplies or goods, capital structure, operating results,

GUEZ EMPLOYMENT AGREEMENT


borrowing arrangements or business plans; (f) any information which is generally regarded as confidential or proprietary in any line of business engaged in by or on behalf of Company; (g) any business plans, budgets, advertising or marketing plans of Company; (h) any information contained in any of the written or oral policies and procedures or manuals of Company; (i) any information belonging to customers, vendors of Company or any other individual or entity which Company has agreed to hold in confidence; and (j) all written, graphic and other material (whether in writing on magnetic tape or in electronic or other form) relating to or containing any of the foregoing. Executive acknowledges and understands that information that is not novel or copyrighted or trademarked or patented may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public, information developed independently by Executive or information that is or becomes available to Executive on a non-confidential basis from a source other than Company or Company's stockholders, principals, directors, officers, employees or agents (other than as a result of a breach of any obligation of confidentiality). Notwithstanding the foregoing, nothing in the attached Agreement or this Exhibit C ("Confidentiality and Non-Disclosure Agreement") is intended to classify or include as proprietary, confidential or trade secret information of the Company any information which is publicly known or information related to contacts (vendors, etc.) utilized by the Company which were known to Executive prior to his employment with the Company or which were obtained as a result of Executive's relationships with such individuals or entities

     2.     Confidentiality and Surrender of Records.  Executive shall not
            ----------------------------------------
during the term of his employment with Company or at any time thereafter (irrespective of the circumstances under which Executive's employment with Company terminates), except as required by law or as is necessary for the performance of Executive's duties hereunder, directly or indirectly, publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity, nor shall Executive retain, and will deliver promptly to Company, any of the same following termination of Executive's employment hereunder for any reason or upon request by Company. The term "confidential records" means all correspondence, memoranda, files, manuals, books, designs, sketches, lists, financial, operating, or marketing records, magnetic tape, or electronic or other media or equipment or records of any kind which may be in Executive's possession or under Executive's control or accessible to Executive which contain any proprietary information. All confidential records shall be and remain the sole property of Company during the term of Executive's employment and thereafter.

     3.     Disclosure Required by Law.  In the event Executive is required by
            --------------------------
law or court order to disclose any proprietary information or confidential records of Company, Executive shall provide Company with prompt written notice so that Company may seek a protective order or other appropriate remedy, and if such protective order or other remedy is not obtained, Executive shall furnish only that portion of the proprietary information or confidential records that is legally required.

     4.     No Other Obligations.  Executive represents and warrants to Company
            --------------------
that Executive is not precluded or limited in Executive's ability to undertake or perform the duties described herein by any contract, agreement or restrictive covenant. Executive covenants that

GUEZ EMPLOYMENT AGREEMENT


Executive shall not employ the trade secrets or proprietary information of any other Person in connection with Executive's employment by Company.

     5.     Developments the Property of Company.  All discoveries, inventions,
            ------------------------------------
designs, drawings, sketches, products, processes, methods and improvements conceived, developed or otherwise made by Executive at any time, alone or with others, and in any way relating to the present or future business or products of Company, including fabric or other designs, whether or not subject to copyright protection and whether or not reduced to tangible form during the period of Executive's employment with Company (collectively referred to as "Developments"), shall be the sole property of Company. Executive agrees to, and hereby does, assign to Company all of Executive's right, title and interest throughout the world in and to all Developments. Executive agrees that all such Developments that are copyrightable shall constitute works made for hire under the copyright laws of the United States and Executive hereby assigns to Company all copyrights and other proprietary rights Executive may have in any such Developments to the extent that they might not be considered works made for hire. Any provision in this Agreement requiring Executive to assign Executive's rights in all Developments shall not apply to an invention that qualifies fully under the provisions of California Labor Code section 2870, the terms of which are incorporated herein. Executive shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments fully and in writing to Company promptly after development of the same, and at any time upon request; provided, however, that Developments excluded under the preceding sentence shall be received by Company in confidence.

     6.     Non-Solicitation of Employees.  Executive acknowledges and agrees
            -----------------------------
that the Company has expended and will continue to expend significant time, effort and resources in the hiring, training and development of an unusual and extraordinary workforce whose identities and abilities the Executive would not know of or learn but for the Executive's relationship with the Company. The Executive therefore agrees that, during the Executive's employment under this Agreement, and for a period of one (1) year subsequent to termination this Agreement, Executive shall not, directly or indirectly: (a) solicit, or attempt to solicit, any employee of or consultant to the Company to work for, contract with, become a partner with or otherwise be retained by any other entity or person; (b) assist or advise any other entity or person in hiring, employing, retaining or soliciting such employees or consultants; or (c) encourage any such employee or consultant to be hired, employed, retained or solicited by any other person or entity.

     7.     Enforcement.  Executive acknowledges and agrees that, by virtue of
            -----------
Executive's position, Executive's services, and access to and use of confidential records and proprietary information, any violation by Executive of any of the undertakings contained in this Agreement would cause Company or its Affiliates immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Executive agrees that in the event of a breach by Executive of any said undertakings, Company will be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post any bond and without proving that damages would be inadequate).

     8.     Amendments.  No amendment or modification to this Agreement shall be
            ----------
valid unless in writing signed by Executive and an authorized officer of Company.

GUEZ EMPLOYMENT AGREEMENT


     9.     No Alteration of Employment Status.  The execution of this Agreement
            ----------------------------------
shall not be construed in any manner to alter Executive's employment with Company as provided in Executive's Employment Agreement.

     10.     Effect of Waiver.  The waiver by any party of a breach of any
             ----------------
provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof or as a waiver of any other provisions of this Agreement. The remedies set forth herein are nonexclusive and are in addition to any other remedies that any party may have at law or in equity.

     11.     Notices.  All notices and other communications hereunder shall be
             -------
in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


     If to Executive:   at Executive's most recent address on the records of
                        Company

     If to Company:

     with a copy to:

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     12.     Miscellaneous.  This Agreement is entered into and shall be
             -------------
governed and interpreted in accordance with the laws of the State of California, without regard to or application of choice of law rules or principles. It shall be binding upon and inure to the benefit of the parties, and to their respective heirs, personal representatives, successors and assigns. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then the remaining provisions of this Agreement shall not be voided, but shall be enforced to the maximum extent permissible by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                           "Executive"

Dated:                                     By:
       -----------------------------          ----------------------------------
                                           Name:  Daniel S. Guez

                                           "Company"

                                           PEOPLE'S LIBERATION, INC.

Dated:
       -----------------------------       -------------------------------------
                                           Name:
                                           Title: